Exhibit 99.1

World Fuel Services Corporation Reports Solid Earnings for the Third Quarter of 2009

Aviation Volume Increases 21% Sequentially

MIAMI--(BUSINESS WIRE)--November 3, 2009--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported third quarter net income of $29.1 million or $0.97 diluted earnings per share compared to $40.1 million or $1.37 diluted earnings per share in the third quarter of 2008. Non-GAAP net income for the third quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $31.4 million or $1.04 non-GAAP diluted earnings per share compared to $43.6 million or $1.49 non-GAAP diluted earnings per share in the third quarter of 2008. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Our aviation segment posted strong sequential volume growth, resulting in the first year-over-year increase in five quarters and achieving volumes not seen since the second quarter of 2008,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “We remain focused on aggressively managing risk, improving our customer offering and enhancing our global supply relationships.”

“The marine business performed well despite challenging economic conditions,” stated Michael J. Kasbar, president and chief operating officer. “Our land business delivered solid results for the second consecutive quarter,” added Kasbar.

The company’s aviation segment generated gross profit of $42.9 million in the third quarter of 2009, an increase of $3.1 million or 8% sequentially, but a decrease of 15% from last year’s record third quarter. The marine segment generated third quarter gross profit of $40.2 million, flat sequentially and a decline of 37% from the record results achieved in the third quarter of last year. The company’s land segment posted gross profit of $11.7 million in the third quarter, an increase of 2% sequentially and 15% year-over-year.

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global leader in the marketing and sale of marine, aviation and land fuel products, as well as related services. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in more than 190 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices (including satellite offices), World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue	$3,202,653	$5,453,351	$7,749,936	$15,595,955
Cost of revenue	3,107,921	5,329,546	7,476,301	15,304,019

Gross profit	94,732	123,805	273,635	291,936

Operating expenses:
Compensation and employee benefits	32,359	35,503	101,231	100,381
Provision for bad debt	1,774	6,842	2,696	16,899
General and administrative	19,726	21,144	59,603	62,197

	53,859	63,489	163,530	179,477

Income from operations	40,873	60,316	110,105	112,459
Interest and other expense, net	1,339	5,348	3,256	10,316

Income before income taxes	39,534	54,968	106,849	102,143
Provision for income taxes	10,437	14,848	23,990	25,552

Net income including noncontrolling
interest	29,097	40,120	82,859	76,591
Less: net income attributable to
noncontrolling interest	25	35	215	205

Net income attributable to World Fuel	$29,072	$40,085	$82,644	$76,386

Basic earnings per share	$0.98	$1.38	$2.81	$2.65

Basic weighted average common shares	29,578	29,123	29,433	28,778

Diluted earnings per share	$0.97	$1.37	$2.78	$2.63

Diluted weighted average common shares	30,081	29,307	29,766	29,083

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	September 30,	December 31,
	2009	2008

Assets:
Current assets:
Cash and cash equivalents	$348,504	$314,352
Short-term investments	8,100	8,100
Accounts receivable, net	864,562	676,100
Inventories	101,462	28,726
Short-term derivative assets, net	19,255	72,260
Prepaid expenses and other current assets	50,778	72,612

Total current assets	1,392,661	1,172,150

Property and equipment, net	39,279	35,328

Other assets	238,476	197,148

Total assets	$1,670,416	$1,404,626

Liabilities and equity:
Current liabilities:
Short-term debt	$10,871	$23,840
Accounts payable	770,476	548,876
Short-term derivative liabilities, net	23,367	66,302
Customer deposits	53,235	40,961
Accrued expenses and other current liabilities	57,989	70,808

Total current liabilities	915,938	750,787

Long-term debt	9,796	9,537
Other long-term liabilities	46,412	36,156
Total liabilities	972,146	796,480

Equity:
World Fuel shareholders' equity	698,247	607,887
Noncontrolling interest equity	23	259
Total equity	698,270	608,146

Total liabilities and equity	$1,670,416	$1,404,626

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income including noncontrolling interest	$29,097	$40,120	$82,859	$76,591
Adjustments to reconcile net income including
noncontrolling interest to net cash (used in)
provided by operating activities:
Depreciation and amortization	4,987	3,971	13,127	9,869
Provision for bad debt	1,774	6,842	2,696	16,899
Deferred income tax provision (benefit)	2,732	2,280	5,916	(3,852)
Share-based payment compensation costs	869	2,923	4,471	6,808
Foreign currency transaction (gains)
losses, net	(1,479)	2,010	(1,671)	1,502
Other	248	77	773	307
Changes in assets and liabilities, net of
acquisitions	(42,058)	230,672	8,984	91,668
Total adjustments	(32,927)	248,775	34,296	123,201
Net cash (used in) provided by operating
activities	(3,830)	288,895	117,155	199,792

Cash flows provided by (used in)
investing activities	3,256	(640)	(57,216)	(99,419)

Cash flows (used in) provided by financing activities	(5,296)	(181,948)	(28,179)	24,004

Effect of exchange rate changes on cash and
cash equivalents	1,563	(2,010)	2,392	(1,502)

Net (decrease) increase in cash and
cash equivalents	(4,307)	104,297	34,152	122,875

Cash and cash equivalents, at beginning
of period	352,811	54,729	314,352	36,151

Cash and cash equivalents, at end of period	$348,504	$159,026	$348,504	$159,026

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$29,072	$40,085	$82,644	$76,386
Share-based compensation expense, net of taxes	718	2,052	3,244	4,702
Intangible asset amortization expense, net of taxes	1,630	1,416	4,487	2,689
Non-GAAP net income attributable to World Fuel	$31,420	$43,553	$90,375	$83,777

GAAP diluted earnings per share	$0.97	$1.37	$2.78	$2.63
Share-based compensation expense, net of taxes	0.02	0.07	0.11	0.16
Intangible asset amortization expense, net of taxes	0.05	0.05	0.15	0.09
Non-GAAP diluted earnings per share	$1.04	$1.49	$3.04	$2.88

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Marine segment	$1,706,151	$2,925,300	$4,190,510	$8,386,490
Aviation segment	1,154,206	2,045,278	2,696,786	6,169,625
Land segment	342,296	482,773	862,640	1,039,840
	$3,202,653	$5,453,351	$7,749,936	$15,595,955

Gross profit:
Marine segment	$40,190	$63,247	$127,629	$144,615
Aviation segment	42,892	50,451	114,657	130,762
Land segment	11,650	10,107	31,349	16,559
	$94,732	$123,805	$273,635	$291,936

Income from operations:
Marine segment	$22,058	$42,355	$74,039	$83,695
Aviation segment	21,204	23,906	50,603	54,075
Land segment	2,743	2,422	7,715	1,052
	46,005	68,683	132,357	138,822
Corporate overhead	(5,132)	(8,367)	(22,252)	(26,363)
	$40,873	$60,316	$110,105	$112,459

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000